UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K/A

(Amendment No. 2)

________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 25, 2014 (March 11, 2014)
SEACOAST BANKING CORPORATION OF FLORIDA
(Exact Name of Registrant as Specified in its Charter)
Florida	000-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
815 Colorado Avenue, Stuart, Florida	34994
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (772) 287-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 4.01 Changes in Registrant’s Certifying Accountant

(a)	Dismissal of Independent Registered Public Accounting Firm

This Amendment No. 2 to Current Report on Form 8-K/A (“Amendment 2”) amends the Current Report on Form 8-K/A of Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) dated March 20, 2014 (“Amendment 1”), related to the dismissal of KPMG LLP (“KPMG”) upon the completion of the audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2013, and the effectiveness of internal control over financial reporting as of December 31, 2013, and the issuance of KPMG reports thereon.

In the Company’s Form 8-K/A dated March 20, 2014, KPMG’s letter, which was attached as Exhibit 16.1 pursuant to Item 304(a)(3) of Regulation S-K (the “Letter”), contained incorrect references to certain dates. Specifically, the Letter stated that under the date of March 11, 2014, KPMG reported on the consolidated financial statements of the Company as of and for the years ended December 31, 2012 and 2011, and the effectiveness of internal control over financial reporting as of December 31, 2012. However, KPMG has corrected its letter to reflect March 17, 2014 as the date that KPMG reported on the consolidated financial statements of the Company as of and for the years ended December 31, 2013 and 2012, and the effectiveness of internal control over financial reporting as of December 31, 2013.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided KPMG with a copy of this Current Report on Form 8-K/A prior to its filing with the Securities and Exchange Commission (the “SEC”). The Company requested that KPMG furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein and in Amendment 1. A copy of KPMG’s letter, dated March 25, 2014, agreeing with the statements made herein and in Amendment 1 is filed as Exhibit 16.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
16.1	Letter from KPMG LLP dated March 25, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

By:	/s/ Dennis S. Hudson, III
Dennis S. Hudson, III Chairman and Chief Executive Officer

Date: March 25, 2014

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